EXHIBIT 99.1
News Release

Contact:
L. Nash Allen, Jr.	Gary C. Bonds
Treasurer and Chief Financial Officer	Senior Vice President and Controller
662/680-2330	662/680-2332
BancorpSouth Announces Earnings of $0.39 per Diluted Share
for Fourth Quarter 2007
TUPELO, Miss., January 23, 2008/PRNewswire-FirstCall via COMTEX/ — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the fourth quarter and year ended December 31, 2007.
          Highlights of the announcement include:
•	An increase in net income and net income per diluted share for the fourth quarter of 2007 of 14.8 percent and 11.4 percent, respectively, from the fourth quarter of 2006.
•	A 16.6 percent increase in loans and leases, net of unearned income, to $9.2 billion at the end of 2007 from the end of 2006.
•	Expansion of the net interest margin to 3.72 percent for the fourth quarter of 2007 from 3.64 percent for the fourth quarter of 2006 and 3.66 percent for the third quarter of 2007.
•	Net interest revenue of $109.7 million for the fourth quarter of 2007, up 13.9 percent from the fourth quarter of 2006.
•	Strong credit quality, with minimal exposure to subprime residential mortgages.
•	Growth in noninterest revenue of 9.6 percent for the fourth quarter of 2007 compared with the fourth quarter of 2006.
•	Recognition of a $2.3 million charge in the fourth quarter of 2007 related to a guarantee of Visa’s obligations for certain litigation matters.
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Box 789 • Tupelo, MS 38802-0789 • (662) 680-2000
BancorpSouth, Inc. is a financial holding company

BXS Announces Fourth Quarter Results

January 23, 2008
Fourth Quarter 2007 Summary Results
The Company’s net income for the fourth quarter of 2007 increased 14.8 percent to $32.2 million from $28.1 million for the fourth quarter of 2006. Net income per diluted share rose 11.4 percent to $0.39 for the fourth quarter of 2007 from $0.35 for the fourth quarter of 2006.
2007 Summary Results
BancorpSouth’s net income for 2007 increased 10.2 percent to $137.9 million from $125.2 million for 2006. Net income per diluted share rose 7.6 percent to $1.69 for 2007 from $1.57 for 2006.
Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, commented, “BancorpSouth achieved profitable growth for the fourth quarter of 2007 and produced a strong performance for the full year. BancorpSouth stood out in a year during which an uncertain economy and an expanding credit crisis significantly affected many financial institutions. It also validated our continuing commitment to a conservative business philosophy designed to produce long-term profitable growth in an industry inherently at risk from interest rate volatility and the economic cycle.
“We attribute a significant portion of the Company’s growth for 2007 to the acquisition of The Signature Bank. This transaction further illustrates our proven, conservative expansion strategy, as we entered contiguous markets that were familiar. We focus on markets with diverse economies that produce steady, significant growth and that can perform consistently throughout the economic cycle. As we also do with de novo expansion, we entered these new markets with a veteran management team who share our focus on providing high quality customer service to retail and small to mid-sized businesses.
“In addition, the Company’s financial results for the fourth quarter and full-year 2007 reflected conservative lending and credit philosophies that have made strong credit quality a hallmark characteristic of BancorpSouth. As a result, our exposure to the credit issues affecting the subprime residential mortgage market remained immaterial and measures of credit quality continued to be within historic ranges.
“Our long-term strategy of diversifying revenue to reduce interest-rate spread dependency also served us well in 2007. With a comprehensive array of financial products and services, we again produced substantial comparable-quarter growth in noninterest revenue for the fourth quarter, even as a softening insurance market affected the expansion of insurance commission revenue, which had been a primary driver of noninterest revenue growth for the previous seven quarters.”
Net Interest Revenue
Interest revenue for the fourth quarter of 2007 increased 13.5 percent, or $24.2 million, to $203.6 million from $179.4 million for the fourth quarter of 2006 and decreased 2.1 percent from $208.0 million for the third quarter of 2007. Interest expense increased 13.0 percent, or $10.8 million, to $93.9 million for the fourth quarter of 2007 from $83.1 million for the fourth quarter of 2006 and decreased 6.1 percent from $100.0 million for the third quarter of 2007.
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BXS Announces Fourth Quarter Results

January 23, 2008
The average taxable equivalent yield on earning assets increased to 6.84 percent for the fourth quarter of 2007 from 6.70 percent for the fourth quarter of 2006 and decreased from 6.98 percent for the third quarter of 2007. The average rate paid on interest bearing liabilities was 3.68 percent for the fourth quarter of 2007, compared with 3.67 percent for the fourth quarter of 2006 and 3.92 percent for the third quarter of 2007.
Net interest revenue increased 13.9 percent to $109.7 million for the fourth quarter of 2007 from $96.3 million for the fourth quarter of 2006 and increased 1.6 percent from $107.9 million for the third quarter of 2007. Importantly, net interest margin increased to 3.72 percent for the fourth quarter of 2007 compared with 3.64 percent for the fourth quarter of 2006 and 3.66 percent for the third quarter of 2007.
“We produced double-digit comparable-quarter growth in net interest revenue for the second consecutive quarter,” said Patterson. “In addition to the positive impact from the strong growth in loans, our expansion of net interest revenue was driven by conservative asset/liability management strategies designed to lower interest rate risk. We continued to fund loan growth for the fourth quarter primarily by redeploying capital from maturing securities into higher yielding loans. This strategy enabled us to restructure liabilities through more selective pricing of public fund deposits and greater use of Federal Home Loan Bank borrowings. While the aggregate impact of these asset/liability management strategies contributed significantly to the improvement in net interest margin on a comparable-quarter and sequential-quarter basis, our strategies also reflected our commitment to serve the needs of core deposit customers and to sustain substantial levels of liquidity.”
Deposit and Loan Activity
Total assets at December 31, 2007 increased 9.6 percent to $13.2 billion from $12.0 billion at December 31, 2006. Total deposits grew 3.6 percent to $10.1 billion at December 31, 2007 from $9.7 billion at December 31, 2006. Loans and leases, net of unearned income, increased 16.6 percent to $9.2 billion at December 31, 2007 from $7.9 billion at December 31, 2006.
“The addition of loans from The Signature Bank acquisition accounted for the substantial majority of the 16.6 percent expansion in the portfolio for the fourth quarter of 2007 compared to the fourth quarter of 2006,” added Patterson. “We also continued to produce solid organic loan growth, with loans and leases, net of unearned income, increasing 1.4 percent at the end of the quarter from the end of the third quarter. While this rate improved over the 1.0 percent sequential-quarter growth for the third quarter of 2007, it remained consistent with slowing activity due to continuing uncertainty evident in the national economic environment.
“The growth in total deposits also primarily resulted from the acquisition, with demand deposits increasing 5.8 percent during 2007 and savings and other time deposits increasing 1.6 percent. Reflecting the restructuring of the Company’s liabilities through our asset/liability management efforts, total deposits at year end decreased 1.2 percent from the end of the third quarter, following sequential-quarter declines of 2.4 percent and 2.1 percent for the third and second quarters of 2007.”
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BXS Announces Fourth Quarter Results

January 23, 2008
Provision for Credit Losses and Allowance for Credit Losses
For the fourth quarter of 2007, the provision for credit losses was $7.8 million compared with $6.3 million for the fourth quarter of 2006 and $5.7 million for the third quarter of 2007. Annualized net charge-offs were 0.21 percent of average loans and leases for the fourth quarter of 2007 compared with 0.25 percent for the fourth quarter of 2006 and 0.13 percent for the third quarter of 2007.
Non-performing loans and leases increased to $29.2 million, or 0.32 percent of loans and leases, at December 31, 2007 from $23.5 million, or 0.30 percent of loans and leases, at December 31, 2006 and declined from $31.3 million, or 0.35 percent of loans and leases, at September 30, 2007. The allowance for credit losses was 1.25 percent of loans and leases at December 31, 2007 compared with 1.26 percent of loans and leases at December 31, 2006 and 1.24 percent of loans and leases at September 30, 2007.
Patterson remarked, “We remain very pleased with our credit quality despite a challenging national economic environment. Non-performing loans and leases at the end of 2007 increased slightly as a percentage of total loans and leases from the end of 2006, while improving from the end of the third quarter of 2007. While we have seen an increase of $13.8 million in other real estate owned since the same time in 2006, we feel these properties will be liquidated without additional loss. Losses from the loans that were secured by these properties have already been reflected in the allowance for credit losses. Net charge-offs declined on a comparable-quarter basis, although they increased from unsustainably low levels for the third quarter of 2007. At 1.25 percent of loans and leases, the allowance for credit losses is consistent with historical levels. Our strong credit quality reflects our commitment to conservative lending policies throughout the economic cycle. These policies substantially limit the Company’s participation in the subprime residential mortgage market. As a result, we continue to have only nominal exposure to the credit issues affecting that market, totaling approximately $329,000 at the end of 2007.”
Noninterest Revenue
For the fourth quarter of 2007, noninterest revenue increased 9.6 percent to $55.3 million from $50.1 million for the fourth quarter of 2006. These results included a decline in the value of the mortgage servicing asset totaling $4.5 million for the fourth quarter of 2007 and $4.0 million for the fourth quarter of 2006.
Patterson continued, “The growth in noninterest revenue for the fourth quarter resulted from a long-term strategy of providing customers comprehensive financial products and services, which strengthen customer relationships and generate noninterest revenue. While our insurance business drove noninterest revenue growth for the first nine months of 2007, insurance commission revenue was essentially unchanged for the fourth quarter compared with the fourth quarter of 2006 due to soft industry conditions. As a result, other products and services accounted for the growth in noninterest revenue for the fourth quarter, including double-digit comparable-quarter growth in fee revenue from our credit and debit card business and in service
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BXS Announces Fourth Quarter Results

January 23, 2008
charges. We were also pleased with the 6.8 percent growth in revenue from mortgage originations for the fourth quarter compared with the fourth quarter of 2006, and with the 10.1 percent growth in mortgage origination revenue for the full year.”
Noninterest Expense
Noninterest expense increased 10.0 percent to $110.2 million for the fourth quarter of 2007 from $100.1 million for the fourth quarter of 2006 and increased 3.6 percent from $106.4 million for the third quarter of 2007. The comparable-quarter increase in noninterest expense is primarily attributable to the acquisition of The Signature Bank, effective March 1, 2007. The Company also incurred additional salaries, employee benefits and occupancy expense associated with the opening of new loan production offices and full-service branch bank offices during 2007, including two new full-service banking locations opened in suburban St. Louis. BancorpSouth recorded a $2.3 million charge in the fourth quarter for liabilities in connection with obligations of Visa, Inc. related to certain settled and pending litigation. BancorpSouth is a member bank of Visa and based on information provided by Visa regarding its planned initial public offering, BancorpSouth expects that its proportionate share of the proceeds will more than offset any liabilities related to such settled and pending litigation.
Capital Management
BancorpSouth repurchased 113,700 shares of its common stock during the fourth quarter of 2007 under a stock repurchase plan for the repurchase of up to three million shares that commenced on May 1, 2007 and expires on April 30, 2009. BancorpSouth will continue to evaluate additional share repurchase opportunities under this plan. The Company has repurchased approximately 12.0 million shares of its common stock since its original share repurchase program was initiated in 2001.
Summary
“We expect the difficult economic environment to continue to challenge the financial services industry,” stated Patterson. “Our continuing commitment to conservative operating philosophies and the strength and diversity of markets across our geographic franchise have reduced its effects on the Company, as evidenced by our solid fourth quarter results. In addition, current conditions do not diminish BancorpSouth’s substantial long-term opportunities for expanding profitably in existing markets through the addition of new products and services, and by geographic expansion into contiguous markets through de novo bank development and acquisition. As a result, the Company remains well positioned to pursue our long-term objectives as we enter 2008.
“In recognition of current market conditions, our immediate focus for the year will be on providing outstanding service to core customers served by existing operations. We intend to continue to expand into new contiguous markets, albeit cautiously and at a sustainable pace. We remain absolutely committed to preserving strong credit quality, and we will not sacrifice the strength and liquidity of our financial position to drive short-term revenue. These principles
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BXS Announces Fourth Quarter Results

January 23, 2008
have enabled BancorpSouth to achieve a long-term record of profitable growth through many economic cycles. We are confident that they will support further progress toward our long-term goals during 2008.”
Conference Call
BancorpSouth will conduct a conference call to discuss its fourth quarter 2007 results tomorrow, January 24, 2008, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.
Forward-Looking Statements
Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, statements relating to the liquidation of other real estate owned, proceeds from the Visa initial public offering offsetting liabilities related to Visa litigation, our ability to achieve long-term objectives, our focus for 2008, expansion into new markets, credit policy and repurchases under our common stock repurchase plan.
We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, the amount of BancorpSouth’s liability with respect to litigation involving Visa, the amount of proceeds from the Visa initial public offering, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to maintain credit quality, changes in laws and regulations affecting financial service companies in general, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth’s operating or expansion strategy, geographic concentration of BancorpSouth’s assets, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to achieve profitable growth and increase shareholder value, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to identify, close and effectively integrate potential acquisitions, the ability of BancorpSouth to expand geographically and enter growing markets, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with approximately $13.2 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 290 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas.
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BXS Announces Fourth Quarter Results

January 23, 2008
BancorpSouth, Inc.
Selected Financial Data

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
(Dollars in thousands, except per share amounts)
Earnings Summary:
Net interest revenue	$109,657	$96,251	$422,899	$385,799
Provision for credit losses	7,771	6,325	22,696	8,577
Noninterest revenue	55,314	50,490	231,799	206,094
Noninterest expense	110,169	100,141	428,058	393,154

Income before income taxes	47,031	40,275	203,944	190,162
Income tax provision	14,803	12,202	66,001	64,968

Net income	$32,228	$28,073	$137,943	$125,194

Earning per share: Basic	$0.39	$0.35	$1.69	$1.58

Diluted	$0.39	$0.35	$1.69	$1.57

Balance sheet data at December 31:
Total assets			$13,189,841	$12,040,521
Total earning assets			11,948,038	10,879,587
Loans and leases, net of unearned income			9,179,684	7,871,471
Allowance for credit losses			115,197	98,834
Total deposits			10,064,099	9,710,578
Common shareholders’ equity			1,196,626	1,026,585
Book value per share			14.54	12.98

Average balance sheet data:
Total assets	$13,080,720	$11,854,667	$12,857,135	$11,798,153
Total earning assets	11,956,412	10,771,897	11,749,433	10,712,327
Loans and leases, net of unearned income	9,105,475	7,797,381	8,784,940	7,579,935
Total deposits	10,045,400	9,479,773	10,200,098	9,554,441
Common shareholders’ equity	1,162,821	1,013,082	1,121,000	1,000,332

Non-performing assets at December 31:
Non-accrual loans and leases			$9,789	$6,603
Loans and leases 90+ days past due			18,671	15,282
Restructured loans and leases			721	1,571
Other real estate owned			24,281	10,463

Net charge-offs as a percentage of average loans (annualized)	0.21%	0.25%	0.14%	0.15%

Performance ratios (annualized):
Return on average assets	0.98%	0.94%	1.07%	1.06%
Return on common equity	11.00%	10.99%	12.31%	12.52%

Net interest margin	3.72%	3.64%	3.68%	3.70%

Average shares outstanding — basic	82,230,448	79,098,187	81,505,510	79,140,379
Average shares outstanding — diluted	82,482,626	79,513,993	81,844,343	79,542,734
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BXS Announces Fourth Quarter Results

January 23, 2008
BancorpSouth, Inc.
Consolidated Balance Sheet
(Unaudited)

	December 31,
			%
	2007	2006	Change
	(Dollars in thousands)
Assets
Cash and due from banks	$322,926	$444,033	(27.27%)
Interest bearing deposits with other banks	12,710	7,418	71.34%
Held-to-maturity securities, at amortized cost	1,625,916	1,723,420	(5.66%)
Available-for-sale securities, at fair value	1,001,194	1,041,999	(3.92%)
Federal funds sold and securities purchased under agreement to resell	—	145,957	(100.00%)
Loans and leases	9,227,495	7,917,523	16.55%
Less: Unearned income	47,811	46,052	3.82%
Allowance for credit losses	115,197	98,834	16.56%

Net loans and leases	9,064,487	7,772,637	16.62%
Loans held for sale	128,532	89,323	43.90%
Premises and equipment, net	317,379	287,215	10.50%
Accrued interest receivable	96,027	89,090	7.79%
Goodwill	254,889	143,718	77.35%
Other assets	365,781	295,711	23.70%

Total Assets	$13,189,841	$12,040,521	9.55%

Liabilities
Deposits:
Demand: Noninterest bearing	$1,670,198	$1,817,223	(8.09%)
Interest bearing	3,276,275	2,856,295	14.70%
Savings	698,449	715,587	(2.39%)
Other time	4,419,177	4,321,473	2.26%

Total deposits	10,064,099	9,710,578	3.64%
Federal funds purchased and securities sold under agreement to repurchase	809,898	672,438	20.44%
Short-term Federal Home Loan Bank borrowings	706,586	200,000	253.29%
Accrued interest payable	37,746	36,270	4.07%
Junior subordinated debt securities	160,312	144,847	10.68%
Long-term Federal Home Loan Bank borrowings	88,977	135,707	(34.43%)
Other liabilities	125,597	114,096	10.08%

Total Liabilities	11,993,215	11,013,936	8.89%
Shareholders’ Equity
Common stock	205,748	197,774	4.03%
Capital surplus	198,620	113,721	74.66%
Accumulated other comprehensive income (loss)	(7,214)	(24,742)	(70.84%)
Retained earnings	799,472	739,832	8.06%

Total Shareholders’ Equity	1,196,626	1,026,585	16.56%

Total Liabilities & Shareholders’ Equity	$13,189,841	$12,040,521	9.55%

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BXS Announces Fourth Quarter Results

January 23, 2008
BancorpSouth, Inc.
Consolidated Condensed Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended					Year To Date
	Dec-07	Sep-07	Jun-07	Mar-07	Dec-06	Dec-07	Dec-06
INTEREST REVENUE:
Loans and leases	$171,068	$174,787	$169,717	$153,241	$147,784	$668,813	$553,265
Deposits with other banks	274	316	268	286	217	1,144	829
Federal funds sold and securities purchased under agreement to resell	311	232	633	2,511	635	3,687	5,066
Held-to-maturity securities:
Taxable	16,890	17,585	16,962	16,705	16,532	68,142	63,010
Tax-exempt	2,120	2,077	2,044	2,015	2,012	8,256	7,993
Available-for-sale securities:
Taxable	10,227	10,554	10,839	9,592	9,653	41,212	42,351
Tax-exempt	941	960	1,010	1,115	1,170	4,026	5,024
Loans held for sale	1,751	1,454	1,082	1,675	1,366	5,962	4,353

Total interest revenue	203,582	207,965	202,555	187,140	179,369	801,242	681,891

INTEREST EXPENSE:
Interest bearing demand	19,765	22,189	21,992	19,887	16,228	83,833	60,145
Savings	1,934	2,503	2,481	2,383	2,160	9,301	7,987
Other time	52,551	55,728	55,459	51,985	48,585	215,723	172,368
Federal funds purchased and securities sold under agreement to repurchase	8,259	9,151	9,283	7,824	8,940	34,517	29,889
Other	11,416	10,478	6,682	6,393	7,205	34,969	25,703

Total interest expense	93,925	100,049	95,897	88,472	83,118	378,343	296,092

Net interest revenue	109,657	107,916	106,658	98,668	96,251	422,899	385,799
Provision for credit losses	7,771	5,727	7,843	1,355	6,325	22,696	8,577

Net interest revenue, after provision for credit losses	101,886	102,189	98,815	97,313	89,926	400,203	377,222

NONINTEREST REVENUE:
Mortgage lending	(1,149)	100	5,484	1,779	(820)	6,214	6,117
Credit card, debit card and merchant fees	7,904	7,667	7,391	6,874	6,793	29,836	25,779
Service charges	18,125	17,281	17,677	15,396	16,262	68,479	63,124
Trust income	2,996	2,487	2,457	2,214	3,703	10,154	10,388
Security gains, net	97	7	10	7	4	121	40
Insurance commissions	16,181	17,542	17,665	19,794	16,146	71,182	63,286
Other	11,160	12,810	9,548	12,295	8,402	45,813	37,360

Total noninterest revenue	55,314	57,894	60,232	58,359	50,490	231,799	206,094

NONINTEREST EXPENSES:
Salaries and employee benefits	64,594	63,269	63,851	63,628	60,178	255,342	234,580
Occupancy, net of rental income	8,967	8,959	8,709	8,463	8,173	35,098	31,972
Equipment	6,078	6,057	6,053	6,026	5,941	24,214	23,422
Other	30,530	28,066	27,315	27,493	25,849	113,404	103,180

Total noninterest expenses	110,169	106,351	105,928	105,610	100,141	428,058	393,154

Income before income taxes	47,031	53,732	53,119	50,062	40,275	203,944	190,162
Income tax expense	14,803	17,475	17,238	16,485	12,202	66,001	64,968

Net income	$32,228	$36,257	$35,881	$33,577	$28,073	$137,943	$125,194

Net income per share: Basic	$0.39	$0.44	$0.44	$0.42	$0.35	$1.69	$1.58

Diluted	$0.39	$0.44	$0.43	$0.42	$0.35	$1.69	$1.57

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BXS Announces Fourth Quarter Results

January 23, 2008
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	December 31, 2007
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,216,034	$173,685	7.48%
Held-to-maturity securities:
Taxable	1,498,608	16,890	4.47%
Tax-exempt	192,464	3,261	6.72%
Available-for-sale securities:
Taxable	923,725	10,227	4.39%
Tax-exempt	79,422	1,448	7.23%
Short-term investments	46,159	585	5.03%

Total interest earning assets and revenue	11,956,412	206,096	6.84%
Other assets	1,241,631
Less: allowance for credit losses	(117,323)

Total	$13,080,720

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,214,493	$19,765	2.44%
Savings	700,583	1,934	1.09%
Other time	4,512,151	52,550	4.62%
Short-term borrowings	1,382,163	14,320	4.11%
Junior subordinated debt	161,556	3,302	8.11%
Long-term debt	141,576	2,054	5.75%

Total interest bearing liabilities and expense	10,112,522	93,925	3.68%
Demand deposits - noninterest bearing	1,618,173
Other liabilities	187,204

Total liabilities	11,917,899
Shareholders’ equity	1,162,821

Total	$13,080,720

Net interest revenue		$112,171

Net interest margin			3.72%
Net interest rate spread			3.15%
Interest bearing liabilities to interest earning assets			84.58%
Net interest tax equivalent adjustment		$2,514
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BXS Announces Fourth Quarter Results

January 23, 2008
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	December 31, 2006
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$7,876,801	$149,992	7.55%
Held-to-maturity securities:
Taxable	1,533,105	16,532	4.28%
Tax-exempt	185,158	3,096	6.63%
Available-for-sale securities:
Taxable	1,018,403	9,653	3.76%
Tax-exempt	98,101	1,800	7.28%
Short-term investments	60,329	853	5.61%

Total interest earning assets and revenue	10,771,897	181,926	6.70%
Other assets	1,182,664
Less: allowance for credit losses	(99,894)

Total	$11,854,667

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$2,765,276	$16,228	2.33%
Savings	718,623	2,160	1.19%
Other time	4,292,368	48,585	4.49%
Short-term borrowings	925,273	11,197	4.80%
Junior subordinated debt	144,847	2,965	8.12%
Long-term debt	135,838	1,983	5.79%

Total interest bearing liabilities and expense	8,982,225	83,118	3.67%
Demand deposits - noninterest bearing	1,703,506
Other liabilities	155,854

Total liabilities	10,841,585
Shareholders’ equity	1,013,082

Total	$11,854,667

Net interest revenue		$98,808

Net interest margin			3.64%
Net interest rate spread			3.03%
Interest bearing liabilities to interest earning assets			83.39%
Net interest tax equivalent adjustment		$2,557
-MORE-

BXS Announces Fourth Quarter Results

January 23, 2008
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year to Date
	December 31, 2007
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$8,880,253	$678,155	7.64%
Held-to-maturity securities:
Taxable	1,530,247	68,142	4.45%
Tax-exempt	189,234	12,701	6.71%
Available-for-sale securities:
Taxable	977,459	41,212	4.22%
Tax-exempt	84,292	6,194	7.35%
Short-term investments	87,948	4,831	5.49%

Total interest earning assets and revenue	11,749,433	811,235	6.90%
Other assets	1,217,135
Less: allowance for credit losses	(109,433)

Total	$12,857,135

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,191,433	$83,833	2.63%
Savings	718,080	9,301	1.30%
Other time	4,636,436	215,723	4.65%
Short-term borrowings	1,057,057	48,098	4.55%
Junior subordinated debt	159,939	13,067	8.17%
Long-term debt	144,006	8,321	5.78%

Total interest bearing liabilities and expense	9,906,951	378,343	3.82%
Demand deposits - noninterest bearing	1,654,149
Other liabilities	175,035

Total liabilities	11,736,135
Shareholders’ equity	1,121,000

Total	$12,857,135

Net interest revenue		$432,892

Net interest margin			3.68%
Net interest rate spread			3.09%
Interest bearing liabilities to interest earning assets			84.32%
Net interest tax equivalent adjustment		$9,993
-MORE-

BXS Announces Fourth Quarter Results

January 23, 2008
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year to Date
	December 31, 2006
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$7,647,131	$560,673	7.33%
Held-to-maturity securities:
Taxable	1,517,430	63,010	4.15%
Tax-exempt	183,986	12,297	6.68%
Available-for-sale securities:
Taxable	1,135,506	42,351	3.73%
Tax-exempt	106,635	7,730	7.25%
Short-term investments	121,639	5,895	4.85%

Total interest earning assets and revenue	10,712,327	691,956	6.46%
Other assets	1,184,643
Less: allowance for credit losses	(98,817)

Total	$11,798,153

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$2,886,030	$60,145	2.08%
Savings	744,106	7,987	1.07%
Other time	4,211,371	172,368	4.09%
Short-term borrowings	807,860	35,835	4.44%
Junior subordinated debt	144,847	11,791	8.14%
Long-term debt	136,411	7,966	5.84%

Total interest bearing liabilities and expense	8,930,625	296,092	3.32%
Demand deposits - noninterest bearing	1,712,934
Other liabilities	154,262

Total liabilities	10,797,821
Shareholders’ equity	1,000,332

Total	$11,798,153

Net interest revenue		$395,864

Net interest margin			3.70%
Net interest rate spread			3.14%
Interest bearing liabilities to interest earning assets			83.37%
Net interest tax equivalent adjustment		$10,065
-END-